FITLIFE BRANDS

Investor Presentation | November 2014

Safe Harbor Statement

Statements in this presentation that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this presentation. Such factors may include, but are not limited to: the ability of the Company to continue to grow revenue; and the Company's ability to continue to achieve positive cash flow given the Company's existing and anticipated operating and other costs. Many of these risks and uncertainties are beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission including its reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Investment Highlights

Premium manufacturer of innovative and proprietary nutritional supplements for health conscious consumers

Number one third-party vendor in GNC franchise system

Only 20% penetrated into total GNC door count

Brand-centric growth platform with track record of success and multiple channel opportunities

- Core Revenue: 34% CAGR from 2010 – 2013
- Anticipate double digit CAGR over next 3 to 5 years

Profitable micro-cap investment opportunity with a strong balance sheet, simple capital structure and compelling growth potential

Brand Top Sellers


Tonalin
BODY TONER

CLA/Omega 3-6-9 body toning supplement to help target and tone the inches.


FLEX
STACK

24-hour natural testosterone stack for daytime and nighttime support.


SirenLabs
SLIMIFY

Low stimulant metabolism booster with clinically studied amounts of key thermogenic & diet ingredients.


CORE ACTIVE
G|Speed
ACCELERATED PRE-WORKOUT ENERGY

Concentrated pre-workout for accelerating workout performances and results.

FITLIFE BRANDS

Revenue Mix

Revenue by Category



- **Sports Nutrition – 69%**
  Pre-, Intra- and Post-Workouts
  Support for: Energy, Strength, Endurance, Mass, Performance, Recovery
- **Weight Loss – 28%**
  Support for: Thermogenic Energy, Metabolism, Toning, Appetite Control, Focus/Alertness, Diuretics, Mood, Carbohydrate/Fat Blockers, Meal Replacement
- **General Health – 3%**
  Support for: Antioxidants, Inflammation/ Joints, Vitality, Daily Health

FITLIFE BRANDS

Large Market Opportunity

Nutritional Supplement market was greater than $32B in 2012 and expected to grow at a compound annual growth rate of 7% through 2021

Sports Nutrition market segment accounted for 15% of the total market and is expected to grow at a compound annual rate of greater than 9%

- Sports nutrition represents 69% of our current revenue mix
- Sports Nutrition is forecast to be fastest growing category in the overall industry

FITLIFE BRANDS

Competitive Advantages

Focus on Innovation
- 8 to 10 new products every 6 months
- 25% of annual revenue from new products

Strong Brand Equity
- Customer loyalty

Premium Formulations
- Truth-in-labeling

Collaborative Model
- Offer franchisees both source of competitive differentiation and strong margins

New Products

2013 – 29
8 products reformulated
4 new flavors
1 new bottle count
9 new products were for Siren Labs.

2012 – 18
8 products reformulated
2 new flavors
1 new bottle count

2011 – 15
7 new flavors
2 Core Active products
1 reformulation

FITLIFE BRANDS

GNC Distribution Footprint

GNC Holdings	Current Penetration by Segment for FitLife Brands, Inc.
Domestic Franchise 1,060 US Stores	**Domestic Franchise** 900+ US Stores 85%+ Penetration 300+ Customers
International Franchise 2,100 Stores 50+ Countries	**International Franchise** 300+ Stores Less than 20% Penetration 10+ Customers
Corporate Owned 3,250 US Stores 200 Canadian Stores	**Corporate Owned** 0 US Stores 0% Penetration

Brand Strategy and Development

Now	**GNC Domestic Franchise** Continued innovation and product line extensions	
	GNC International Franchise Drive door count expansion	
	Gyms and Other Facilities Expand footprint and focus, pursue potential national account opportunities	
Next	**GNC Corporate** 3,000+ additional stores in US and Canada, anticipate launch of new brand in Q1 '15	
Beyond	Additional brands for incremental channel opportunities	

Snapshot

Founded: **2006 / New Mgmt 2010**	Ticker: **FTLF (OTCBB)**
Headquarters: **Omaha, NE**	Recent Price: **$2.65**
Employees: **17**	Shares Out: **8.2MM**
Revenue: **$21.5MM (ttm)**	FD S/O: **8.6MM**
Earnings: **$1.9MM (ttm)**	Market Capitalization: **$21.7MM**
Operating Cash Flow: **$611K (ttm)**	Enterprise Value: **$20.2MM**
Long-Term Debt: **$2.1MM (9/30/14)**	EV/Revenue: 0.9**x**
Cash: **$3.6MM (9/30/14)**	Price/Earnings: **11.4x**

FITLIFE BRANDS

Company History

August 2009
John Wilson Named CEO

June 2012
First International Order

July 2013
Launched SirenLabs®

September 2013
Name change to FitLife Brands, Inc.


34% Annual Growth 2010 – 2013
25,000
20,000
15,000
10,000
5,000
2009
2010
2011
2012
2013


Net Income (Loss)
2,000
-
(2,000)
(4,000)
(6,000)
(8,000)
(10,000)
(12,000)
2009
2010
2011
2012
2013

FITLIFE BRANDS

Trends and Performance

- Nine month 2014 revenue and net income increased 11% and 41% to $17.8 million and $2.2 million, respectively
  - $5.5MM revenue for third quarter, up 12.3% versus Q3 2013
  - Q3 operating margin increased 180 basis points
  - Q3 net income of $564K, or $0.07 per diluted share, up 16%
- 18 consecutive quarters of year-over-year revenue growth
  - Excludes non-recurring revenue from 2012
- Stable, strong gross margins
- Strong cash position and positive operating cash flow

Target Operating Results

	3-5 Year Targets	YTD 2013	YTD 2014	Q3 '13	Q3 '14
Gross Margin	33% to 37%	36.8%	36.2%	35.8%	33.6%
Operating Expenses	23% to 28%	26.8%	22.8%	25.9%	22.0%
Net Margin	6% to 8%	9.6%	12.3%	9.9%	10.3%

FITLIFE BRANDS

Balance Sheet

	Dec. 2013 (in 000's)	Sept. 2014 (in 000's)	Details
Cash	$3,305	$3,618	
A/R DSO	30	50	DSO Target 45 – 60 days
Inventory turns	4.2x	5.1x	Target 4 to 6 turns
Long-term Debt	$2,436	$2,071	5-year term @ 3.6%
Line of Credit	$437	$437	$3 million total line
Equity	$4,809	$7,213	

FITLIFE BRANDS

Investment Highlights

Premium manufacturer of innovative and proprietary nutritional supplements for health conscious consumers

Number one third-party vendor in GNC franchise system

Only 20% penetrated into total GNC door count

Brand-centric growth platform with track record of success and multiple channel opportunities

- Core Revenue: 34% CAGR from 2010 – 2013
- Anticipate double digit CAGR over next 3 to 5 years

Profitable micro-cap investment opportunity with a strong balance sheet, simple capital structure and compelling growth potential

FITLIFE BRANDS

THANK YOU.

Contact Information

FitLife Brands, Inc.
4509 S 143rd Street, Suite 1
Omaha, NE 68137
www.FitLifeBrands.com

Investor Relations:
Dave Mossberg
(817) 310 -0051